U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-12


                           PHILLIPS PETROLEUM COMPANY
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[LOGO] PHILLIPS PETROLEUM COMPANY
       BARTLESVILLE, OKLAHOMA 74004



NOTICE OF
2000
ANNUAL STOCKHOLDERS MEETING

MAY 8, 2000

and

PROXY STATEMENT


Monday
May 8, 2000
10 a.m. CST

Adams Building
4th Street & Keeler Avenue
Bartlesville, Oklahoma 74004



March 29, 2000

Dear Phillips Stockholder:

You are cordially invited to the Annual Meeting of Phillips Petroleum Company to be held in the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on Monday, May 8, 2000, starting at 10 a.m. local time. Your attendance will provide you with an opportunity to hear the chairman's report on the Company and its operations. Directors and representatives of the Company will also be in attendance.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and the Proxy Statement. At the meeting, we will also respond to any questions you may have.

In addition to the election of 10 directors, you are asked to vote on one proposal. Proposal 1 is by the Company to approve the independent auditors designated by the Board of Directors. Our Board of Directors unanimously recommends that you vote For Proposal 1.

It is important that your views be represented at the meeting whether or not you are able to attend. Stockholders of record may instruct the Proxy holders how to vote your common stock by using the toll-free telephone number on the Proxy Card or by signing, dating and mailing the Proxy Card in the postage-paid envelope that we have provided to you.

On behalf of the directors and employees of Phillips Petroleum Company, we express our appreciation to you, the owners of this Company, for your continued support and interest.


Sincerely,



/s/  J. J. Mulva
-----------------------------------------
J. J. Mulva
Chairman and Chief Executive Officer

===============================================================================
2   TABLE OF CONTENTS
===============================================================================



  Page
   3           Notice of Annual Meeting
   4           Solicitation
   4           Confidential Voting
   4           Voting Securities and Principal Holders
   4           Vote Required for Election of Directors and Adoption of Company and Stockholder Proposals
   5-7         Nominees for Election as Directors
   7           Security Ownership of Certain Beneficial Owners
   8           Security Ownership of Management
   8           Section 16(a) Beneficial Ownership Reporting Compliance
   8           Compensation Committee Interlocks and Insider Participation
   9-10        General Information Relating to the Board of Directors
   10          Compensation of Directors and Nominees
   11          Executive Compensation
   12          Options/SAR Grants in Last Fiscal Year
   12          Ten-Year Option/SAR Repricing
   13          Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value
   14          Long-Term Incentive Plan Awards in Last Fiscal Year
   14-16       Compensation Committee Report to Stockholders on Executive Compensation
   17          Performance Graph
   18          Pension Plan
   19          Termination of Employment and Change-in-Control Arrangements
   19          Proposal 1
   19          Date for Receipt of Stockholder Proposals





Stockholders are encouraged to keep their account address up to date and promptly deposit their dividend checks to avoid surrender of these funds and related stock to their respective states under unclaimed property laws.

===============================================================================
3   NOTICE OF ANNUAL MEETING
===============================================================================


PHILLIPS PETROLEUM COMPANY
BARTLESVILLE, OKLAHOMA 74004

                                                           Dated March 29, 2000

NOTICE OF ANNUAL MEETING to be held May 8, 2000

To the Stockholders:

The Annual Meeting of Stockholders will be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on Monday, May 8, 2000, at 10 a.m. local time, for the purposes of considering and voting on the following matters as described in the attached Proxy Statement:

   Election of 10 directors (pages 5 through 7);

   Proposal of the Company:
      Proposal 1. To approve the designation of Ernst & Young LLP as independent auditors for 2000 (page 19); and

   Any other matters that may properly come before the meeting (page 19).

Only stockholders of record at the close of business March 17, 2000, will be entitled to vote at this meeting.

A copy of the Company's Annual Report containing financial data and a summary of operations for 1999 is being mailed to the Company's stockholders in advance of or with this Proxy Statement.

                                            By Order of the Board of Directors,


                                            /s/      Dale J. Billam
                                            -----------------------------
                                            Dale J. Billam
                                            Secretary





IMPORTANT:
Please (1) use the toll-free telephone number on the Proxy Card to submit your proxy by phone or (2) sign, date and promptly mail the enclosed proxy in the accompanying postage-paid envelope. If you wish to vote in accordance with the Company's recommendations, please follow the instructions on how to do so for telephone voting. If you vote by using the proxy card, it is not necessary to specify your choice but the proxy card must be signed and returned.

===============================================================================
4   PROXY STATEMENT
===============================================================================

March 29, 2000

                                  SOLICITATION

Your proxy is solicited by the Board of Directors and all costs of solicitation will be paid by the Company. Your proxy will be voted as you direct. It may be revoked by you at any time before it is voted by:

(1) filing with the Secretary an instrument revoking the earlier proxy;

(2) executing a later-dated proxy; or

(3) voting in person by ballot at the meeting.

This Proxy Statement and Proxy Card are first being mailed on or about April 4, 2000, to stockholders of record as of March 17, 2000.

Georgeson Shareholder Communications Inc. has been engaged by the Company to solicit proxies for this Annual Meeting from brokers, banks and other institutional holders, and individual holders of record. The fee for this service, payable one-half at the beginning of solicitation and the balance at its completion, is $12,000 plus the reimbursement of certain out-of-pocket costs. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or personal contact.


                              CONFIDENTIAL VOTING

It is the policy of the Company that all proxies, ballots, and voting tabulations, including telephone voting, that identify stockholders be kept confidential, except where:

(1)  disclosure may be required by applicable law;
(2)  stockholders write comments on their proxy cards;
(3)  disclosure is expressly requested by a stockholder;
(4) in limited circumstances such as a proxy contest or other solicitation of proxies based on an opposition proxy statement; or
(5) any matter for stockholder approval requiring the vote of more than a majority of the shares present at any meeting.

The Company has engaged ChaseMellon Shareholder Services, L.L.C. to count the votes represented by proxies, ballots and cast by phone. Two employees of ChaseMellon Shareholder Services have been appointed Inspectors of Election.


                    VOTING SECURITIES AND PRINCIPAL HOLDERS

The Company's only class of voting securities is its $1.25 par value common stock. For voting purposes, there were 282,135,353 shares outstanding at the close of business February 29, 2000. The record date for stockholders entitled to vote at this meeting is March 17, 2000. Each share is entitled to one vote.

Included in shares outstanding are 28,358,258 shares held by the Compensation and Benefits Trust ("CBT") formed in December 1995. The CBT is designed to acquire, hold and distribute shares of the Company's common stock to fund certain future compensation and benefit obligations of the Company. The CBT does not increase or alter the amount of benefits or compensation which will be paid under existing plans, but offers the Company financial flexibility in providing the funding requirements of those plans. Shares held by the CBT do not affect earnings per share or total stockholders' equity until after they are transferred out of the CBT. All shares are required to be transferred out of the CBT by January 1, 2021.

The number of shares of the Company's common stock beneficially owned as of February 29, 2000, by any person or group known to own 5 percent or more, and by each of the directors and nominees, and by all directors and officers of the Company as a group, is shown in the tables "Security Ownership of Certain Beneficial Owners," and "Security Ownership of Management," respectively, on pages 7 and 8 after the information on nominees for directors.


                  VOTE REQUIRED FOR ELECTION OF DIRECTORS AND
                 ADOPTION OF COMPANY AND STOCKHOLDER PROPOSALS

Under the Company's Bylaws, the holders of a majority of the issued and outstanding shares of the common stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for all purposes unless otherwise provided by law. Where a quorum is present, the affirmative vote of a majority of the stock represented at the meeting is required for the election of the directors, and the adoption of Proposal 1. For purposes of determining whether the directors have been elected or a proposal has received a majority vote, abstentions are the equivalent of a negative vote.

Information included in this Proxy Statement is as of the date of preparation, approximately February 29, 2000, unless otherwise stated.

===============================================================================
5   NOMINEES FOR ELECTION AS DIRECTORS
===============================================================================

The number of directors to be elected is 10. The designated proxy holders of the Company intend, unless otherwise instructed, to vote all proxies for the election of the following 10 nominees. If elected, they will hold office until the next Annual Meeting or until their successors are elected. The term of each present director will expire with the election of directors at the 2000 Annual Meeting. If any nominee is unable or unwilling to serve, the Company, through the designated proxy holders, reserves discretionary authority to vote for a substitute. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected. The following provides information about each nominee as of February 29, 2000, including data on the nominees' business backgrounds for the past five years, and the names of public companies and other selected entities for which they also serve as directors.

NORMAN R. AUGUSTINE                 AGE 64                  Director since 1989
[photo]
Norman R. Augustine is Chairman of the Executive Committee of the Board of Directors of Lockheed Martin Corporation, a position he assumed in August 1997. Prior to that, he was Chairman of the Board of Directors of Lockheed Martin Corporation from August 1997 through March 1998; Chief Executive Officer from January 1996 through July 1997; and President from March 1995 through June 1996. He previously served as Chairman of the Board of Directors and Chief Executive Officer of Martin Marietta Corporation until its merger with Lockheed Corporation in March 1995. He is a director of The Procter & Gamble Company and The Black & Decker Corporation.


DAVID L. BOREN                      AGE 58                  Director since 1994
[photo]
David L. Boren is President of the University of Oklahoma, a position he assumed in November 1994. He previously served as a United States Senator from the State of Oklahoma and is a former Governor of Oklahoma. He is a director of AMR Corporation; Texas Instruments Incorporated; Torchmark Corporation; and Waddell & Reed Financial, Inc.


ROBERT E. CHAPPELL, JR.             AGE 63                  Director since 1990
[photo]
Robert E. Chappell, Jr., is self-employed as an investment and management consultant. He previously was the Senior Executive Vice President and Chief Investment Officer of Metropolitan Life Insurance Company.



ROBERT M. DEVLIN                    AGE 59                  Director since 2000
[photo]
Robert M. Devlin is Chairman, President and Chief Executive Officer of American General Corporation and was elected to the Company's Board in February 2000. He was elected Chairman of the Board of American General in April 1997, Chief Executive Officer in October 1996, and President in October 1995. He previously served as Vice Chairman of American General from 1993 to 1995. He is a director of Cooper Industries, Inc.

===============================================================================
6  NOMINEES FOR ELECTION AS DIRECTORS
===============================================================================

LAWRENCE S. EAGLEBURGER             AGE 69                  Director since 1993
[photo]
Lawrence S. Eagleburger is Senior Foreign Policy Advisor for Baker, Donelson, Bearman & Caldwell, a Washington, D.C. law firm, a position he assumed in January 1993. He previously served as Secretary of State from December 1992 through January 1993. He is a director of Halliburton Company and Universal Corporation.



LARRY D. HORNER                     AGE 65                  Director since 1991
[photo]
Larry D. Horner is Chairman of Pacific USA Holdings Corporation, a position he assumed in August 1994. He previously served as Chairman and Chief Executive Officer of KPMG Peat Marwick. He is a director of American General Corporation; Asia Pacific Wire & Cable Corporation Limited; Atlantis Plastics, Inc.; Laidlaw Global Corporation; Newmark Homes Corp.; and UTStarcom, Inc.



J. J. MULVA                         AGE 53                  Director since 1994
[photo]
J. J. Mulva is Chairman of the Board of Directors and Chief Executive Officer of the Company, a position he assumed October 13, 1999. Previously he was elected Vice Chairman of the Board of Directors, President and Chief Executive Officer June 20, 1999, through October 13, 1999; President and Chief Operating Officer of the Company from May 1994 through June 1999.



RANDALL L. TOBIAS                   AGE 57                  Director since 1992
[photo]
Randall L. Tobias is Chairman Emeritus of Eli Lilly and Company, a position he assumed in January 1999. He previously served as Chairman of the Board of Directors and Chief Executive Officer of Eli Lilly and Company from July 1993 to December 1998. He is a director of Agilent Technologies, Inc.; Kimberly-Clark Corporation; and Knight-Ridder, Inc.



VICTORIA J. TSCHINKEL               AGE 52                  Director since 1993
[photo]
Victoria J. Tschinkel is a Senior Consultant to Landers & Parsons, a Tallahassee, Florida, law firm, a position she assumed in 1987. She previously served as Secretary of the Florida Department of Environmental Regulation.

===============================================================================
7   NOMINEES FOR ELECTION AS DIRECTORS
===============================================================================

KATHRYN C. TURNER                   AGE 52                  Director since 1995
[photo]
Kathryn C. Turner is Chairperson and Chief Executive Officer of Standard Technology, Inc., an engineering and manufacturing firm she founded in 1985. She is a director of Carpenter Technology Corporation and COMSAT Corporation.




                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
---------------------------------------------------------------------------------------------------------------------------
                                   Name and Address of                 Amount and Nature of Beneficial
   Title of Class                   Beneficial Owner                           Ownership                  Percent of Class
---------------------------------------------------------------------------------------------------------------------------
                                                                          Direct            Indirect
                                                                       -------------------------------
   Common                     Vanguard Fiduciary Trust Company           42,210,017 (1)       --               14.96%
                              P. O. Box 2900
                              Valley Forge, Pennsylvania 19482

   Common                     Capital Research and Management Company    34,487,300 (2)       --               12.22%
                              333 South Hope Street
                              Los Angeles, California 90071

   Common                     Barrow, Hanley Mewhinney & Strauss, Inc.   15,017,000 (2)       --                5.32%
                              One McKinney Plaza
                              3232 McKinney Avenue, 15th Floor
                              Dallas, TX 75204-2429

   Common                     Sanford C. Bernstein & Co., Inc.           15,739,931 (2)       --                5.58%
                              767 Fifth Avenue
                              New York, NY 10153
---------------------------------------------------------------------------------------------------------------------------


(1) As of February 29, 2000, Vanguard as Trustee held 42,210,017 shares under the Company's Thrift Plan, Long-Term Stock Savings Plan ("LTSSP"), and Retirement Savings Plan (together the "Plans") with shared voting power. Vanguard and the Plans have disclaimed beneficial ownership of the shares held by Vanguard as Trustee of the Plans. Vanguard votes shares held by the Plans which represent the allocated interests of participants in the manner directed by individual participants. Employee participants in the Thrift Plan and LTSSP are appointed by the Company as fiduciaries entitled to direct the Trustee as to how to vote allocated shares which are not directed in these plans and unallocated shares held by the LTSSP. Such shares are allocated pro rata among employee participants accepting their fiduciary appointment and are voted by the Trustee as directed by the employee fiduciaries. The Trustee votes non-directed shares of the Retirement Savings Plan at its discretion. The Trustee will vote other shares held by the Plans at its discretion only if required to do so by the Employee Retirement Income Security Act of 1974 ("ERISA").


     Vanguard is also the Trustee and record holder of the 28,358,258 shares in the Compensation and Benefits Trust ("CBT"), without any voting power. Vanguard has disclaimed beneficial ownership of such shares. As Trustee of the CBT, Vanguard will vote shares in the CBT only in accordance with the pro rata directions of eligible domestic employees and the trustees of certain international Company stock plans. Trust agreements for the Plans and CBT each provide that all voting directions of individual employees received by the Trustee will be held in confidence and not be disclosed to any person, including the Company.

(2) On February 11, 2000, Capital Research and Management Company ("CRMC") reported that it exercised sole dispositive power with respect to 34,487,300 shares as of December 31, 1999, in which shares CRMC has disclaimed beneficial owership. On February 9, 2000, Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrows") reported that it exercised sole voting power over 2,761,800 shares, shared voting power over 12,255,200 shares, sole dispositive power over 15,017,000 shares as of December 31, 1999. On February 8, 2000, Sanford C. Bernstein & Co., Inc. reported that it exercised sole voting power over 7,949,796 shares, shared voting power over 1,453,524 shares, and sole dispositive power over 15,739,931 shares as of December 31, 1999. According to the Schedule 13Gs filed by CRMC, Barrows and Bernstein with the Securities and Exchange Commission, such shares equal 13.6 percent, 6 percent and 6.2 percent of the Company's outstanding shares, respectively. However, when shares held as of February 29, 2000, by the CBT are included, shares held by CRMC equal only 12.22 percent; by Barrows, 5.32 percent; and by Bernstein, 5.58 percent of the Company's outstanding shares.

===============================================================================
8   SECURITY OWNERSHIP OF MANAGEMENT
===============================================================================


                        SECURITY OWNERSHIP OF MANAGEMENT
                           Phillips Petroleum Company
                                   Securities

---------------------------------------------------------------------------------------------------------------------
                                                                     Amount and Nature of
                                                                     Beneficial Ownership
---------------------------------------------------------------------------------------------------------------------
   Title of Class                        Name of Beneficial Owner   Direct (1)    Indirect          Percent of Class
---------------------------------------------------------------------------------------------------------------------
                                         DIRECTORS AND NOMINEES (2)
   Common                                Norman R. Augustine           23,386           --             less than 1%
   Common                                David L. Boren                12,174           --             less than 1%
   Common                                Robert E. Chappell, Jr.       20,724           --             less than 1%
   Common                                Robert M. Devlin               1,347           --             less than 1%
   Common                                Lawrence S. Eagleburger        9,555        6,000             less than 1%
   Common                                Larry D. Horner               19,635           --             less than 1%
   Common                                J. J. Mulva                  420,511           --             less than 1%
   Common                                Randall L. Tobias             18,327           --             less than 1%
   Common                                Victoria J. Tschinkel         16,792           --             less than 1%
   Common                                Kathryn C. Turner             11,006           --             less than 1%

                                         EXECUTIVE OFFICERS
   Common                                E. L. Batchelder              49,003           --             less than 1%
   Common                                E. K. Grigsby                 58,372           --             less than 1%
   Common                                K. L. Hedrick                185,656           --             less than 1%
   Common                                J. E. Lowe                    10,208           --             less than 1%
   Common                                T. C. Morris                 115,772           --             less than 1%
   Common                                M. J. Panatier               117,243           --             less than 1%
   Common                                B. Z. Parker                 130,840           --             less than 1%
   Common                                B. J. Price                   78,895           --             less than 1%
   Common                                J. B. Whitworth               96,687           --             less than 1%
   All directors, nominees and executive
   officers as a group (19 in group)                                1,396,133        6,000             less than 1%
---------------------------------------------------------------------------------------------------------------------

(1) Direct ownership includes shares which may be acquired under options within 60 days of the record date.
(2) The shares stated as being beneficially owned by each nominee do not include shares beneficially owned by the other companies on whose boards of directors the nominees, directors or officers serve. (The list of nominees for directors on pages 5 through 7 contains the names of the other companies for which the nominees serve as directors.) Each nominee disclaims beneficial ownership of all such shares.



                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

To the Company's knowledge, no person or entity who was a director, officer or beneficial owner of more than 10 percent of the Company's common stock failed to file, on a timely basis during 1999, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.



                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

Members of the Compensation Committee are Norman R. Augustine, Lawrence S. Eagleburger, Randall L. Tobias and Kathryn C. Turner. The Company had no interlocking relationship during the last fiscal year.

===============================================================================
9   GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS
===============================================================================


                              GENERAL INFORMATION
                       RELATING TO THE BOARD OF DIRECTORS

The Board of Directors

The business and affairs of the Company are managed under the direction of the Board of Directors. To assist it in carrying out its duties, the Board has delegated certain authority to five Committees. In calendar year 1999, the Board of Directors held nine meetings and the directors attended an average of 93 percent of all Board and Committee meetings.

Committees of the Board

The Audit Committee, the Compensation Committee, the Committee on Directors' Affairs, the Executive Committee and the Public Policy Committee are the standing committees of the Board of Directors. Membership is as follows:

----------------------------------------------------------------------
                 Compen-      Directors'                  Public
   Audit         sation       Affairs      Executive      Policy
   -----         -------      ----------   ---------      ------
   Horner*       Tobias*      Augustine*   Mulva*         Tschinkel*
   Boren         Augustine    Chappell     Augustine      Boren
   Chappell      Eagleburger  Horner       Horner         Devlin
   Devlin        Turner                    Tobias         Tobias
   Tschinkel                               Tschinkel      Turner
----------------------------------------------------------------------
   * Chairman
----------------------------------------------------------------------

THE AUDIT COMMITTEE recommends to the Board the independent auditors to be engaged by the Company, reviews the scope of their engagement, including the remuneration to be paid, and reviews on a continuing basis the independence of the auditors. The Committee reviews with the independent auditors, the Controller, the General Auditor, the General Counsel, the Chief Financial Officer and other appropriate Company personnel:
(1) the Company's general policies and procedures with respect to audits and accounting and financial controls;
(2) the general accounting and reporting principles and practices applied in preparing the Company's financial statements and conducting financial audits;
(3) the interim and year-end financial statements and any certification, report or opinion which the independent auditors propose to render in connection with such statements;
(4) the extent to which the Company has implemented changes suggested by the internal audit staff, the independent auditors or the Committee; and
(5) the adequacy of the Company's accounting practices and internal control structure.
The Committee may direct the General Counsel, the independent counsel, the independent auditors, the internal audit staff or others to inquire into and report to it on any matter having to do with the Company's business affairs. The Committee also monitors compliance with the Company's Code of Conduct and Ethics and oversees the activities of the Corporate Compliance and Ethics Committee. The Audit Committee held four meetings in 1999.

THE COMPENSATION COMMITTEE recommends for Board approval the salaries for the Chairman of the Board of Directors and Chief Executive Officer and the President, and approves salaries for all Executive Officers and for all employees who earn $250,000 or above. The Committee makes recommendations to the Board with respect to proposals for the application of new benefits, incentive plans or programs to officers who are also directors and the application of amendments to existing plans or programs which would significantly increase such officers' compensation. The Committee approves awards under the Annual Incentive Compensation Plan and the Omnibus Securities Plan. The Compensation Committee held seven meetings in 1999.

THE COMMITTEE ON DIRECTORS' AFFAIRS recommends to the Board qualified candidates for election as directors and nominates candidates to the Board committees. The Committee welcomes suggestions from stockholders about qualified candidates. A stockholder wishing to submit a recommendation to the Committee may do so by writing Dale J. Billam, Secretary, Phillips Petroleum Company, Bartlesville, Oklahoma 74004. The Committee on Directors' Affairs held four meetings in 1999.

THE EXECUTIVE COMMITTEE, when the Board is not in session, may exercise all power and authority of the Board in the management and business of the Company, subject to the limitations imposed by the Bylaws. The Committee has the authority to review and approve proposed corporate action when the Board is not in session and may advise the Board of any recommendations of the Committee regarding any proposed corporate action presented to the Board. The Executive Committee held three meetings in 1999.

THE PUBLIC POLICY COMMITTEE advises management and the Board of Directors:
(1)  in response to current and emerging public policy issues, and
(2) in the development and review of policies and budgets in respect of contributions, including, but not limited to, contributions to organizations whose primary purpose is charitable, civic, cultural or educational. In order to carry out these duties, the Committee:
     (a) identifies, evaluates and monitors the social, political, environmental, occupational, safety and health trends, issues and concerns, domestic and foreign, which affect or could affect the Company's business activities and performance;

===============================================================================
10   COMPENSATION OF DIRECTORS AND NOMINEES
===============================================================================


     (b) reviews information from management and approves recommendations to assist in the formulation and adoption of policies, programs and practices concerning the matters set forth in (a) above, including, but not limited to ecological and environmental protection, employee safety, ethical business conduct, consumer affairs, alcohol and drug abuse, equal opportunity matters and government relations; and
     (c) monitors and evaluates on an on-going basis the Company's compliance with such policies, programs and practices.
The Committee also has the authority to authorize the use of Company funds for political contributions on behalf of the Company, if and to the extent permitted by law. The Public Policy Committee held four meetings in 1999.


                     COMPENSATION OF DIRECTORS AND NOMINEES

The Board compensation is $106,500 per calendar year for each director who chairs a committee of the Board and $105,000 per calendar year for each director who does not chair a committee. One-half of this annual compensation amount is paid in either restricted or unrestricted stock. The other half is paid as cash, but may be deferred or taken as additional restricted or unrestricted stock. The future payment of any deferred cash compensation is funded in a grantor trust designed for this purpose.

All shares of restricted stock issued on behalf of each non-employee director are restricted until retirement from the Board of Directors. The dividends payable on restricted stock are reinvested in restricted stock. The Non-Employee Director Stock Plan, which became effective January 1, 1998, provides for annual lapsing of the restrictions on a percentage of the shares held in the account on behalf of the non-employee director beginning five years before normal retirement from the Board, and all restrictions will lapse in the year the director reaches age 70. A director may elect to delay the lapsing of the restrictions until retirement from the Board of Directors. Based on the director's election, which is made in the year the director reaches age 65 or the year prior to retirement if the director elects to delay the lapsing until retirement, the director may have the value of lapsed shares credited to the director's account in the Deferred Compensation Plan for Non-Employee Directors or may take possession of the lapsed shares.

Prior to retirement from Board service, the Company provides each director with life insurance. The amount of coverage, which is based on length of Board service, begins at $200,000 and increases to a maximum of $300,000.

As part of the Company's overall program to support communities and recognize the importance of charitable giving, The Phillips Petroleum Company Charitable Giving Program was established in December 1996. The program is funded by life insurance policies on directors who have served the Company as a director for five years. Upon the death of an individual director, the Company will donate the $1,000,000 proceeds from such life insurance to one or more qualifying charitable organizations recommended by the individual director. The proceeds will be paid in $100,000 installments over a 10-year period. Individual directors derive no financial benefit from this program because all charitable deductions for Federal and State income taxes accrue solely to the Company. The Company paid premiums of $336,274 in 1999.

===============================================================================
11   EXECUTIVE COMPENSATION
===============================================================================


                          EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth compensation information for services performed in 1999, 1998 and 1997 for those persons who were at December 31, 1999, the Chief Executive Officer, the three most highly compensated officers, a retired Chief Executive Officer and a retired Executive Vice President of the Company.



                        Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------
                                        Annual Compensation                              Long-Term Compensation
                                  ------------------------------------  -----------------------------------------------------------
                                                                                   Awards                 Payouts
                                                                          Restricted     Securities                   All Other
                                                          Other Annual      Stock        Underlying      Long-Term     Compen-
Name and                                                  Compensation    Award(s)(1)      Option/       Incentive    sation (2)
Principal Position          Year  Salary ($)  Bonus ($)      ($)             ($)           SARs (#)      Payout ($)      ($)
-----------------------------------------------------------------------------------------------------------------------------------
J. J. Mulva                 1999    806,669   1,075,804         0             0          186,800         558,803(3)     14,580
Chairman of the             1998    684,501     398,300         0             0          124,500         316,361(4)      9,211
Board & CEO                 1997    625,500     738,787         0             0           66,600         293,552(5)      9,217
(effective 10/13/99)

K. L. Hedrick               1999    465,498     319,153         0             0           52,800         337,894(3)     14,580
Executive Vice              1998    431,499     171,010         0             0           74,700         176,721(4)      9,211
President                   1997    366,750     321,538         0             0           21,200          97,357(5)      9,217

T. C. Morris                1999    404,997     374,368         0             0           40,100         187,769(3)     14,580
Sr. Vice President          1998    382,252     178,182         0             0           53,300         119,208(4)      9,211
& CFO                       1997    363,751     334,348         0             0           21,000         116,442(5)      9,217

B. Z. Parker                1999    452,502     387,311         0             0           52,800         260,054(3)     13,780
Executive Vice              1998    333,751     234,304         0             0           57,700         106,298(4)      8,207
President                   1997    260,500     216,286         0             0           26,892          59,894(5)      7,648

W. W. Allen (6)             1999    783,750           0(7)      0             0                0               0(7)  6,975,059 (8)
Chairman of the             1998    945,000     570,901         0             0          228,800         520,270(4)      9,211
Board & CEO (retired)       1997    870,000   1,105,328         0             0          210,400         568,289(5)      9,217

C. L. Bowerman (9)          1999    426,122     273,207         0             0                0         208,899(3)    496,897(10)
Executive Vice              1998    478,752     214,461         0             0           72,800         175,434(4)      9,211
President (retired)         1997    453,501     473,567         0             0           29,600         182,005(5)      9,217
-----------------------------------------------------------------------------------------------------------------------------------

(1) The Company has not made any outright grants of restricted stock to any executive during any of the periods covered by the table. The Company settled awards under its 1985 and 1987 annual incentive plans and under all Strategic Incentive Plans (SIP) and Long-Term Incentive Plans (LTIP) since 1986 by distributing to award recipients shares of restricted stock that are not transferable prior to death, disability or retirement, unless restrictions are earlier lapsed by the Compensation Committee of the Board of Directors (the "Committee") or after a change of control. The aggregate number of such restricted shares held at December 31, 1999, and the market value of such shares on that date (calculated according to SEC regulation without regard to the restrictions and the resulting inability of the named executives to realize such values at such times) were: Mr. Allen, 0 shares, $0; Mr. Bowerman, 0 shares, $0; Mr. Hedrick, 20,295 shares, $957,036; Mr. Morris, 12,342 shares, $582,002; Mr. Mulva, 68,197 shares,
      $3,215,915; Mr. Parker, 22,441 shares, $1,058,233.
(2) Includes Company contributions to the Thrift Plan for the benefit of participants and the value of the shares allocated to Long-Term Stock Savings Plan participants as of the respective valuation dates.
(3) Value of the restricted stock on the date of the award for performance under the LTIP Performance Period from 1997-1999.
(4) Value of the restricted stock on the date of the award for performance under the LTIP Performance Period from 1996-1998.
(5) Value of the restricted stock on the date of the award for performance under the LTIP Performance Period from 1995-1997.
(6) W. W. Allen retired as a Director and Officer of the Company effective October 13, 1999.
(7) Pursuant to his retirement agreement, W. W. Allen waived all rights to a bonus under the Annual Incentive Compensation Plan and any award under the LTIP for Performance Period from 1997-1999. Further explanation is found in the Compensation Committee's Report on page 17.
(8) Reflects amounts paid under Mr. Allen's retirement agreement. Further explanation is found on page 17.
(9) C. L. Bowerman retired as a Director and Officer of the Company as of September 13, 1999, and as an employee effective November 12, 1999.
(10)  Includes $482,317 as lump sum payment under his retirement agreement.

===============================================================================
12   OPTIONS/SAR GRANTS
===============================================================================


                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Stock options granted during 1999 to the Chief Executive Officer, the three most highly compensated officers, the retired Chief Executive Officer and a retired Executive Vice President of the Company are reflected in the following Option/SAR Grants in Last Fiscal Year table.


                                                                                |
                                                                                |
                                        INDIVIDUAL GRANTS                       |
                       -------------------------------------------------------- |          POTENTIAL REALIZABLE VALUE AT
                         Number of   Percent of Total                           |       ASSUMED ANNUAL RATES OF STOCK PRICE
                        Securities     Options/SARS                             |         APPRECIATION FOR OPTION TERM (1)
                        Underlying      Granted to      Exercise or             |
                       Options/SARS    Employees in     Base Price   Expiration |
   Name                   Granted       Fiscal Year     ($/Share)       Date    |       0% ($)        5% ($)             10% ($)
--------------------------------------------------------------------------------|-------------------------------------------------
 J. J. Mulva               70,000            3.48%         52.66      7/26/09   |         0           2,063,600          5,229,700
                          116,800            5.81%         46.88     10/11/09   |         0           3,868,416          9,803,024
                                                                                |
 K. L. Hedrick             52,800            2.63%         46.88     10/11/09   |         0           1,556,544          3,944,688
                                                                                |
 T. C. Morris              40,100            1.99%         46.88     10/11/09   |         0           1,182,148          2,995,871
                                                                                |
 B. Z. Parker              52,800            2.63%         46.88     10/11/09   |         0           1,556,544          3,944,688
                                                                                |
 W. W. Allen                    0               0%            --        --      |        --                  --                 --
                                                                                |
 C. L. Bowerman                 0               0%            --        --      |        --                  --                 --
                                                                                |
Total Stockholders (2)        N/A              N/A           N/A       N/A      |         0       7,435,409,458     18,843,264,606

--------------------------------------------------------------------------------|-------------------------------------------------

(1) "Potential realizable value" is disclosed in response to SEC rules which require such disclosure for illustration only. The values disclosed are not intended to be, and should not be, interpreted by stockholders as representations or projections of future value of the Company's stock or of the stock price.
(2) To lend perspective to the illustrative "potential realizable value," if the Company's stock price increased 5 percent or 10 percent per year for 10 years from January 1, 1999, (disregarding dividends and assuming for purpose of the calculation a constant number of shares outstanding), the total increase in the value of all shares outstanding at January 1, 1999, is shown above as "potential realizable value" for Total Stockholders.



                          TEN-YEAR OPTION/SAR REPRICING

There have been no option or stock appreciation right repricings during the last 10 years for the Chief Executive Officer, for any of the three most highly compensated officers, for the retired Chief Executive Officer or for a retired Executive Vice President of the Company as reflected in the following Ten-Year Option/SAR pricing table.


                                  Number of Securities  Market Price           Exercise                           Length of Original
                                       Underlying        Of Stock at             Price                                Option Term
                                      Options/SARs         Time of            At Time of           New             Remaining at Date
                                       Repriced or      Repricing or         Repricing or        Exercise           Of Repricing or
Name                    Date             Amended        Amendment ($)        Amendment ($)       Price ($)             Amendment
------------------------------------------------------------------------------------------------------------------------------------
J. J. Mulva              --                  0               --                  --                   --                 --
K. L. Hedrick            --                  0               --                  --                   --                 --
T. C. Morris             --                  0               --                  --                   --                 --
B. Z. Parker             --                  0               --                  --                   --                 --
W. W. Allen              --                  0               --                  --                   --                 --
C. L. Bowerman           --                  0               --                  --                   --                 --
------------------------------------------------------------------------------------------------------------------------------------

===============================================================================
13   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
===============================================================================


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE

The following table shows the number of shares acquired and the net value realized from exercising stock options during 1999, and the number and value of exercisable and unexercisable stock options granted under the 1986 Stock Plan, the 1990 Stock Plan and the Omnibus Securities Plan at fiscal year-end 1999 for the Chief Executive Officer, the three most highly compensated executive officers, the retired Chief Executive Officer and a retired Executive Vice President of the Company.



                                                             Number of Securities     Value of Unexercised
                                                            Underlying Unexercised       In-the-Money
                                                               Options/SARs at         Options/SARs at
                                                               Fiscal Year-End      Fiscal Year-End ($) (2)
-----------------------------------------------------------------------------------------------------------
                        Number of
                     Shares Acquired        Net Value            Exercisable/           Exercisable/
Name                   On Exercise         Realized ($) (1)      Unexercisable          Unexercisable
                                                                    233,951                2,894,344
J. J. Mulva                    0                    0               329,752                  480,023

                                                                     99,877                1,158,293
K. L. Hedrick              5,971              154,283               125,126                  207,449

                                                                     34,448                  194,701
T. C. Morris               6,917              118,219                96,636                  181,133

                                                                     61,572                  595,707
B. Z. Parker               4,299              102,762               106,073                   86,691

                                                                    589,139                6,258,560
W. W. Allen               22,458              559,720               336,140                1,605,482

                                                                     74,367                  619,098
C. L. Bowerman            22,453              469,835                78,639                  250,817
-----------------------------------------------------------------------------------------------------------

(1) Net value realized is the market price on the date of exercise less the option price times the number of shares exercised under the option.
(2) Based on $47.15625, the fair market value of the Company's common stock on December 31, 1999.

===============================================================================
14   LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
===============================================================================


              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

The following table shows Long-Term Incentive Plan awards established under the Omnibus Securities Plan during 1999 for the Chief Executive Officer, the three most highly compensated executive officers, the retired Chief Executive Officer and a retired Executive Vice President of the Company.


                                                         Estimated Future Payouts Under Non-Stock Price Based Plans
                                                        -----------------------------------------------------------
                                      Performance or
                                       Other Period                          Number of Shares (1)
                      Number of      Until Maturation
Name                   Shares           Or Payout          Threshold (2)           Target               Maximum
-------------------------------------------------------------------------------------------------------------------
J. J. Mulva (3)       29,715            12/31/01              14,858               29,715                59,430
K. L. Hedrick         11,334            12/31/01               5,667               11,334                22,668
T. C. Morris           9,143            12/31/01               4,572                9,143                18,286
B. Z. Parker          10,044            12/31/01               5,022               10,044                20,088
W. W. Allen           40,922 (4)        12/31/01              20,461               40,922                81,844
C. L. Bowerman        12,078 (5)        12/31/01               6,039               12,078                24,156
-------------------------------------------------------------------------------------------------------------------

(1) At the end of the three-year performance period, from January 1, 1999, through December 31, 2001, the Compensation Committee will evaluate the Company's performance to determine the extent to which target awards have been earned. The Company's performance will be measured by total stockholder return and return on capital employed, compared with the total stockholder return and return on capital employed of the 1999 oil industry peer companies used in the Performance Graph.
(2) The Company's total stockholder return must be above the bottom quartile when compared with the peer group (threshold performance) before any award can be approved. If the threshold performance is achieved, the Committee expects to approve awards at the threshold level which is 50 percent of the target number of shares established for the performance period. The actual awards earned can range from 0 percent to 200 percent of the target awards.
(3) In addition, the target award for J. J. Mulva for the Performance Period established during 1998 was increased 5,244 shares to reflect a promotion.
(4) Pursuant to his Retirement Agreement, W. W. Allen waived all rights to awards for the Performance Period. Therefore, the 40,922 shares have been reduced to 0 (zero).
(5) The number of shares for C. L. Bowerman will be prorated to 3,355 shares. For threshold, target and maximum, the amounts are: 1,678 shares; 3,355 shares; and 6,710 shares, respectively, based on the ten months he was an employee during the Performance Period.



                         COMPENSATION COMMITTEE REPORT
                                TO STOCKHOLDERS
                           ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Committee is composed of the directors who are independent, outside directors and who qualify as disinterested persons for purposes of Rule 16b-3 of the Securities Exchange Act of 1934.

The executive compensation programs are designed to motivate all executives to work as a team to maximize long-term stockholder value, to achieve a high level of return on the capital employed by the Company, and to achieve industry safety leadership and environmental stewardship.

Executive compensation decisions made by the Committee are based on a combination of quantitative and qualitative measures. During 1999, the quantitative measures were: relative total return to stockholders; relative return on capital employed by the Corporation; and the Corporation's safety performance. The determination of safety performance is based on several factors including, but not limited to, employee and contractor recordable injury rate, progress on implementation of the Corporation's Process for Safety Excellence performance, lost time injuries, severity of injuries, and awards for environmental performance. Quantitative measures to evaluate business unit and staff performance included: for operating units: controllable expense, operating efficiency, return on capital employed, capital efficiency and safety performance; for growth units: progress on contracts for growth projects, exploration value indices, growth value indices, controllable expense and safety performance.

Staff units are measured on their performance for controlling expenses, the success of the customers who bear their costs, and safety performance.

The Committee uses the following qualitative measures of performance: the application of experience; accomplishments in developing and implementing strategic plans; contribution to growth of business lines; leadership in the industry and community; and social responsibility.

The Company's businesses are extremely capital intensive, requiring large investments, in most cases over a number of years, before tangible financial returns are achieved. For the

===============================================================================
15   COMPENSATION COMMITTEE REPORT
===============================================================================


near term, the Company's prospects and performance as measured by its share price can be significantly affected upward or downward by commodity price movements and geopolitical factors over which the Company and its management have no control. Therefore, the Committee evaluates both quantitative and qualitative measures, and the external factors that may have affected that measure, and uses its discretion in evaluating performance achievements of executives, business units and staffs.

By design, executive compensation provides awards that vary with performance and produce an opportunity for earnings through performance over a longer term. The Company's objective is to provide a substantial percentage of the total compensation of its executives through variable or "at-risk" compensation arrangements under the Annual Incentive Compensation Plan, the granting of stock options and awards under the Long-Term Incentive Plan.

Internal Revenue Code Section 162(m)
------------------------------------
The Compensation Committee has carefully considered the implications of Section 162(m) of the Internal Revenue Code. The Committee's policy is, where possible and considered appropriate, to preserve corporate tax deductions, including the deductibility of compensation to the executive officers named in the Summary Compensation Table under such Section. The Committee's policy is also to maintain flexibility to approve compensation arrangements which it deems to be in the best interest of the Company and its stockholders, but which arrangements may not always qualify for full tax deductibility. The Committee will continue to review the executive compensation practices of the Company to determine if elements of executive compensation administered by the Committee are appropriate for qualification as "performance-based compensation" under the provisions of
Section 162(m) of the Internal Revenue Code.


Executive Compensation Actions for 1999

Salaries
--------
During 1999, the Committee reviewed and approved salaries for all executive officers and employees with annual salaries of $250,000 or above, except for the Chairman of the Board, in which case the Committee recommends any salary change to the Board of Directors. At its July 26, 1999, meeting, the Committee reviewed competitive salary data for Chief Executive Officers in the petroleum industry and recommended a salary increase for Mr. Mulva. The competitive data utilized included data provided by an independent third-party consultant. The salary increase was in connection with Mr. Mulva becoming Vice Chairman and Chief Executive Officer. After review, the Committee unanimously agreed to recommend to the Board that Mr. Mulva's salary be increased from $740,000 annually to $900,000 annually. The recommendation was approved at the July Board of Directors meeting.

In addition to the above, in the October 1999 Committee meeting, the Committee used competitive salary data to approve changes to the annual salaries of other executive officers and all other employees whose annual salary was $250,000 or greater. The approved changes to the annual salaries of such officers and employees were effective October 1, 1999.


Annual Incentive Compensation Program
-------------------------------------
The Committee administers the Annual Incentive Compensation Plan ("AICP") which provides an opportunity for the award of annual bonuses. The AICP has objectives which are established by the Committee each year. For 1999, the Committee set three Companywide objectives: (i) total stockholder return for 1999 should warrant an award based on performance relative to the shareholder return of the oil industry peer companies, as listed in the Proxy Statement Performance Graph;
(ii) return on capital employed by the Corporation should warrant an award based on performance relative to the return on capital employed of the oil industry peer companies, as listed on the Proxy Statement Performance Graph; (iii) safety performance should warrant awards as measured by a number of factors including employee recordable injury rate, contractor recordable injury rate, Process for Safety Excellence Plan performance, chargeable vehicle incidents, lost time injuries, considering severity of injuries as well as industry/governmental awards for safety and environmental performance.

The Committee established targets for individual AICP awards based on individual grades. The target awards are established using data internally generated and data obtained from an independent, third-party consultant. For 1999, the target percentages varied from 22.5 percent of salary for the beginning level of AICP eligibility to 85 percent of salary for the Chief Executive Officer. The target percentages are prorated to recognize changes in salary bands during the year. The Committee is authorized under the terms of AICP to approve individual awards from 0 percent of the target amount to 200 percent of the target amount for the award year based upon the Committee's assessment of performance.

Mr. Mulva's AICP award is based on overall corporate performance; awards to all other AICP participants reflect the performance of the business unit or staff group with which the participant is related, as well as corporate performance.

In February 2000, the Committee approved cash awards for strategic business units and staff units under the 1999 AICP. The awards for AICP 1999 performance ranged from 49.5 percent of the target bonus amount to 137 percent of the target bonus amount based on a review of the Company's 1999 corporate and business or staff unit's performance.

In determining the amount of incentive compensation award to be paid to Mr. Mulva, the Committee focused on three

===============================================================================
16   COMPENSATION COMMITTEE REPORT
===============================================================================


measures in the plan that determine performance for the Company. These three are relative total shareholder return, return on capital employed, and safety.

It was determined that total shareholder return including reinvested dividends was 13.5 percent. This placed the Company seventh in the peer group of eleven companies. It was further determined that return on capital employed by the Corporation in 1999 was 8.2 percent. This placed the Company sixth of the eleven companies in the peer group. The Company's recordable injury rate for 1999 was the third best in the past ten years. In addition, the Company achieved numerous objectives under the Process for Safety and Environmental Excellence.

Based on these results, Mr. Mulva received an award for 1999 performance, which was 107 percent of the target amount. In addition, the Committee approved an individual performance adjustment to this award of 40 percent to recognize
Mr. Mulva's leadership in negotiation and execution of strategic transactions that are deemed critical to the future well being of the Company.

The amount of the award to Mr. Mulva is set forth in the Summary Compensation Table found in this Proxy Statement.


Stock Options
-------------
It is the Committee's practice to consider the grant of stock options during October of each year. To date, all grants have been made at the fair market value of the Company's stock on the date of the grant. If the date of the grant is not a day in which the Company's stock is traded on the New York Stock Exchange, the fair market value is determined on the first trading day immediately preceding the date on which the Committee grants the option. The number of shares subject to options at the date of each grant is set using internally generated information and information from independent, third-party consultants to achieve option grants which approximate those granted by peer companies to persons in corresponding job positions. In addition, individual performance is considered when making each option grant.

It is also the Committee's practice to consider supplemental stock option grants in recognition of promotions during the year based on the same criteria used by the Committee when considering such grants in October of each year.

In its July 26, 1999, meeting, the Compensation Committee unanimously made a stock option grant of 70,000 shares of common stock to Mr. Mulva to recognize his promotion to the position of Vice Chairman and Chief Executive Officer. In its October meeting, the Committee approved a stock option grant for Mr. Mulva for 113,400 shares of common stock. The October stock option grant was in conjunction with the annual stock option grants to eligible employees.

For Mr. Mulva and the other executive officers, the stock option grants are set out in the Options/SAR Grants in Last Fiscal Year table.


Long-Term Incentive Program
---------------------------
The Committee administers the Long-Term Incentive Plan under the Omnibus Securities Plan approved by stockholders in 1993. Under the terms of this Plan, each year the Committee establishes a three-year performance period. The Plan contains a single performance measure which is the Company's total return to stockholders compared with the total return to stockholders for the oil industry peer companies listed in the Performance Graph information on page 17. Before awards may be granted, the Company's total stockholder return must be above the bottom quartile of the industry peer companies.

In its December 1998 meeting, the Committee established the seventh performance period under the Plan, which is for the period of January 1, 1999, through December 31, 2001. Target awards for Mr. Mulva and the other executive officers are shown in the Long-Term Incentive Plan Awards in Last Fiscal Year table and were based on a percentage of salary varying according to salary band and the price of the Company's stock at the beginning of the performance period. The target levels approved by the Committee for Performance Period VII were established using both internally generated information and competitive data provided by an independent, third-party consultant. Supplemental target awards, which are included in the target awards listed in the table, were approved in recognition of promotions during the year. Actual awards, if any, will be determined by the Committee at the end of the performance period based on two measurements: the Company's relative total stockholder return compared with the peer companies against which the Company evaluates its stockholder return performance and the Company's return on capital employed compared with the peer companies against which the Company evaluates its stockholder return performance.

In the February 2000 meeting of the Compensation Committee, awards for the fifth performance period of the plan covering the period 1997 through 1999 were determined. It was determined that the total shareholder return for the period was 16 percent which placed the Company fifth of the nine companies in the peer group for the entire three-year period. The Compensation Committee also considered for the peer group, return on capital employed. The Company obtained during the three-year period a return on capital employed of 9.1 percent, placing the Company third in the group of nine companies which were in the peer group for the entire three-year period.

Based on the above performance, the Committee granted awards equaling 30 percent greater than the target amount set for the participants at the beginning of the fifth performance period.

===============================================================================
17   PERFORMANCE GRAPH
===============================================================================


Mr. Mulva's award was increased by 35 percent to recognize his leadership and individual performance during the three-year performance period. The value of the award to Mr. Mulva and for the five most highly compensated executive officers is set forth on the line for 1999 in the Summary Compensation Table found on page 11.


Retirement Agreement
--------------------
During the summer of 1999, while working with the Board on issues pertaining to both the long-term direction of the Company and leadership succession, Mr. Allen concluded that the next five years would likely be a period of great change for the Company requiring sustained leadership beyond Mr. Allen's normal retirement age of 65. In light of these discussions, Mr. Allen informed the Board of his intention to retire from the Company effective October 13, 1999, the date of his 62nd birthday. To recognize that the decision was made at Mr. Allen's personal sacrifice and was made to address the best interest of the Company, the Board entered into a Retirement Agreement with Mr. Allen on August 10, 1999. Pursuant to the terms of the Retirement Agreement, Mr. Allen resigned his position as Chief Executive Officer effective June 30, 1999, resigned his position as Chairman of the Board of Directors and retired as an active employee effective October 13, 1999. Mr. Allen's retirement benefit was determined as if he had remained employed until December 31, 2000, and achieved target levels of performance through that date under the Company's Annual and Long Term
Incentive Plans. Accordingly, the Company paid Mr. Allen $6,935,479 pursuant to the agreement. In addition, Mr. Allen retains all stock options held as of the retirement date. All restricted stock held by Mr. Allen on the retirement date was forfeited, and the value of such stock was credited to Mr. Allen's account in the Key Employee Deferred Compensation Plan of the Phillips
Petroleum Company.

THE COMPENSATION COMMITTEE

Randall L. Tobias, Chairman
Norman R. Augustine
Lawrence S. Eagleburger
Kathryn C. Turner



                               PERFORMANCE GRAPH
        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN (1) Among Phillips Petroleum, S&P 500 Index, and Peer Group Indexes (2) (3)


Assumes $100 invested on 12/31/94 in Phillips common stock, S&P 500 Index and Peer Group Indexes.

      [ GRAPH APPEARS HERE  ]

This graph shows the Company's total return to stockholders compared with the S&P 500 Index and the two peer group indexes of integrated oil companies over the five-year period from December 31, 1994, through December 31, 1999.

(1) Assumes $100 invested at closing prices on December 31, 1994, in Phillips common stock, S&P 500 Index and Peer Group Indexes. Also assumes dividend reinvestment.
(2) Amerada Hess, ARCO, BP Amoco (1999 only), Chevron, Conoco (1999 only), Exxon, Marathon, Mobil (1995-1998 only), Occidental, Texaco and Unocal.
(3) Amerada Hess, ARCO, Conoco (1999 only), Marathon, Occidental, Texaco and Unocal.


                             1995     1996     1997     1998     1999
---------------------------------------------------------------------
Phillips Petroleum            108      144      163      147      167
S&P 500 Index                 138      169      226      290      351
Peer Group Index(2)           131      163      201      225      269
Peer Group Index(3)           122      154      182      159      185
---------------------------------------------------------------------

At the beginning of 1999, the companies comprising peer companies for compensation purposes consisted of Amerada Hess, Conoco, Marathon, Occidental, Texaco and Unocal. The Compensation Committee further considered the appropriateness of the peer group in its May 1999 meeting. After deliberation, the Committee expanded the peer companies by adding ARCO, BP Amoco, Chevron and ExxonMobil.

===============================================================================
18   PENSION PLAN
===============================================================================


                             PENSION PLAN

The Retirement Income Plan, in which all active eligible employees (including executive officers) participate, does not require participant contributions. Benefits are computed in accordance with several formulas. Officers, including executive officers, generally receive benefits under a final average earnings formula. Benefits are based on length of service, a participant's annual salary and awards paid under the Annual Incentive Compensation Plan. Normal retirement age is 65. A participant may retire as early as age 55 and receive a reduced benefit. Benefits for a retiring employee are paid in the form of a straight-life annuity or one of several other forms of equivalent actuarial value.

The Pension Plan Table shows the maximum estimated straight-life annual benefits payable at normal retirement age to employees in the higher salary classifications, prior to reductions required by the plan for Social Security benefits.




                                           PENSION PLAN TABLE

           Estimated Annual Retirement Benefits Under Final Average Earnings Formula (1) (2)
-------------------------------------------------------------------------------------------------------

Annual Average of Highest 3                                 Years of Credited Service
Consecutive Calendar Years'                                   At Normal Retirement
Salary and AICP Awards in 10
Years Preceding Retirement (3)      20          25           30          35           40          45
-------------------------------------------------------------------------------------------------------
  $  650,000                      208,000     260,000      312,000     364,000      416,000     468,000
     850,000                      272,000     340,000      408,000     476,000      544,000     612,000
   1,150,000                      368,000     460,000      552,000     644,000      736,000     828,000
   1,450,000                      464,000     580,000      696,000     812,000      928,000   1,044,000
   1,750,000                      560,000     700,000      840,000     980,000    1,120,000   1,260,000
   2,050,000                      656,000     820,000      984,000   1,148,000    1,312,000   1,476,000
   2,350,000                      752,000     940,000    1,128,000   1,316,000    1,504,000   1,692,000
   2,650,000                      848,000   1,060,000    1,272,000   1,484,000    1,696,000   1,908,000

-------------------------------------------------------------------------------------------------------

(1) As required by the Internal Revenue Code of 1986, as amended, the retirement plan may not provide annual benefits exceeding a maximum amount, or include in benefit computations, compensation in excess of the amount specified in the Internal Revenue Code. Also, participation in the Company's AICP deferral program and voluntary salary reduction program may cause a reduction in retirement plan benefits. Additional amounts, if required to provide the total benefits indicated in the table, would be made by supplemental Company payments. The Company also maintains, as a recruiting tool, a supplemental plan under which officers and other executives who are hired during mid-career may receive retirement income in excess of that which their shorter Credited Service would provide under the retirement plan. However, total benefits under this supplemental plan and the retirement plan will not exceed benefits obtainable under the retirement plan by a full career employee at similar salary levels. These supplemental benefits have been funded by the Company in a grantor trust designated for this purpose.
(2) With respect to the executive officers named in the Summary Compensation Table, their years of credited service as of February 29, 2000, for retirement purposes are: K. L. Hedrick, 28 years; T. C. Morris, 34 years;
     J. J. Mulva, 28 years; and B. Z. Parker, 31 years. See the Summary Compensation Table for their current covered compensation. W. W. Allen retired as an employee in October 1999 with 41 years credited service and
     C. L. Bowerman retired as an employee in November 1999 with 40 years of credited service.
(3) AICP Awards are shown under the heading "Bonus" in the Summary Compensation Table.

===============================================================================
19   PROPOSAL 1
===============================================================================


                           TERMINATION OF EMPLOYMENT
                                      AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

The Work Force Stabilization Plan authorized on April 26, 1988, provides that all employees of the Company, including executive officers, who are laid off (as defined in the plan) within two years following a change of control of the Company (as defined below) will be entitled to severance benefits equal to four weeks' pay for each year of service, subject to a maximum of 104 weeks. "Pay" is determined by adding the employee's current base salary, regularly scheduled overtime pay and most recent Annual Incentive Compensation Plan or Performance Incentive Programs award (or target award, if greater).

Company-sponsored medical, dental and life insurance programs would be continued for affected employees. The period of time which severance benefits cover would be added to service for purposes of retirement plan calculations, and all affected employees would be immediately vested. In addition, affected employees would be entitled to require the Company to purchase their principal residences under a formula-pricing arrangement intended to protect them from loss of value, and would be entitled to reimbursement of legal expenses incurred in connection with certain claims for benefits under the plan.

A change of control would take place if there is:
(1) an acquisition (other than directly from the Company) of 20 percent or more of the beneficial interest in the Company's voting stock by a party other than the Company, a subsidiary or a Company-sponsored benefit plan;
(2) a change in the Board of Directors as a result of which the current directors (together with the successors which they nominate or approve for nomination) cease to be a majority of the Board;
(3) approval of a complete liquidation or dissolution of the Company by shareholders; or
(4) approval by shareholders of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of the assets of another entity, unless following such transaction:
     (a) shareholders of the Company prior to the transaction continue to beneficially own at least 60 percent of the resulting corporation's stock and voting securities;
     (b) no person (other than employee benefit plans of the Company or the resulting corporation) beneficially owns more than 20 percent of such corporation's stock and voting securities; and
     (c) a majority of the Board of Directors of the resulting corporation were directors of the Company immediately prior to the transaction.



Other Change-in-Control Arrangements

Upon a change of control, benefits to officers and other employees would be accelerated under the Omnibus Securities Plan, the 1986 Stock Plan, the 1990 Stock Plan, and the Annual Incentive Compensation Plan.


PROPOSAL 1 - BY THE COMPANY

The Board of Directors unanimously recommends a vote FOR adoption of the following resolution, which will be presented at the meeting:

                  ---------------------------------
RESOLVED, that the Board of Directors' designation of Ernst & Young LLP to serve as the independent auditors to audit the books, records and accounts of the Company for the 2000 fiscal year be and hereby is approved.
                  ---------------------------------

Upon the recommendation of the Audit Committee, the Board of Directors has designated Ernst & Young LLP for the purpose stated above and, in accordance with the Bylaws of the Company, has directed that a vote of stockholders be taken to determine their approval or disapproval.

As provided in the Company's Bylaws, in the event of stockholder disapproval, the Board must then determine whether to replace the independent auditors before the end of the current year and shall designate other independent auditors for the following year.

Ernst & Young LLP, which has served as the Company's independent auditors since 1949, is familiar with the Company's operations, accounting policies and procedures and is, in the Company's opinion, well-qualified to act in this capacity. Representatives of Ernst & Young LLP will be present at the meeting to make any statement they desire and to answer questions directed to them.


                               OTHER MATTERS

The Company knows of no matters to be presented at the meeting other than those included in the Notice preceding this Proxy Statement. If other matters should come before the meeting which require a stockholder vote, it is intended that the proxy holders will use their own discretion in voting on such other matters.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2001 Annual Meeting must be received at the Company's executive offices in Bartlesville, Oklahoma, no later than December 6, 2000, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.



                                             By Order of the Board of Directors,


                                             /s/  Dale J. Billam
                                             --------------------------------
                                             Dale J. Billam
                                             Secretary



Bartlesville, Oklahoma 74004
March 29, 2000

===============================================================================
20 PROXY STATEMENT
===============================================================================




                                     [logo]










                                    [logo]
                           Printed on recycled paper

PROXY                                                                   PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           PHILLIPS PETROLEUM COMPANY

                          Annual Meeting May 8, 2000

The undersigned hereby appoints J. MULVA, R. TOBIAS and V. TSCHINKEL as proxy holders with power of substitution, or, if all do not act on a matter, those who do act, to vote all stock which the undersigned could vote at the Company's Annual Stockholders' Meeting to be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on May 8, 2000, at 10 a.m., and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, all as described in the Notice and Proxy Statement.


                  This Proxy is Continued on the Reverse Side
              Please Sign on the Reverse Side and Return Promptly

 ..............................................................................
                            ^Fold and Detach Here^


                            YOUR VOTE IS IMPORTANT!
                        You can vote in one of two ways:

 1. Call toll-free 1-800-840-1208 on a touch-tone telephone in the United States, Puerto Rico or Canada, and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                     or

 2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. If you are outside the United States, Puerto Rico or Canada, you must return your proxy card by mail to vote.

                                 PLEASE VOTE

In order to reduce the costs associated with producing and mailing your Annual Report and Proxy Statement in future years, we urge you to elect on your proxy card that you would like to view your Annual Report and Proxy Statement electronically via the Internet. Your election can be revoked at any time by calling 1-800-840-1208. You will continue to receive your proxy card in the mail, regardless of your election.

This Proxy will be voted or not voted as you           Please mark your
direct below.  In the absence of such direction,       votes as indicated [X]
it will be voted FOR Directors, and FOR Proposal 1.    in this example


------------------------------------------------------------------------------
Company recommends a vote FOR:  ELECTION OF DIRECTORS:  Nominees:
01 N. Augustine, 02 D. Boren, 03 R. Chappell, 04 R. Devlin, 05 L. Eagleburger, 06 L. Horner, 07 J. Mulva, 08 R. Tobias, 09 V. Tschinkel and 10 K. Turner.

  VOTE FOR         VOTE WITHHELD     *To withhold authority to vote for any
all nominees     for all nominees     nominee write that nominee's name on the
listed above*      listed above       space below.

    [ ]                [ ]            ________________________________________

------------------------------------------------------------------------------

Company recommends a vote FOR:             I consent to future access of the
Proposal 1 to approve the                  Annual Reports and Proxy Statements
designation of the independent             electronically via the Internet.  I
auditors, Ernst & Young LLP.               understand that the Company may no
                                           longer distribute printed materials
  FOR     AGAINST     ABSTAIN              to me for any future Stockholder
  [ ]       [ ]         [ ]                Meeting until such consent is
                                           revoked.  [ ]


                                                I PLAN TO ATTEND THE
                                                ANNUAL MEETING       [ ]

                                             Please mark, date, sign and return
                                             this proxy card promptly.  To vote
                                             in accordance with the Company's
                                             recommendations no boxes need be
                                             checked.


                                             Dated:__________________, 2000

                                             ______________________________

                                             ______________________________

                                             Signature(s) of Stockholder(s)

                                             Your signature(s) on this proxy
                                             form should be exactly the same as
                                             the name(s) imprinted hereon.
                                             Persons signing as executors,
                                             administrators, trustees, or
                                             in similar capabilities, should so
                                             indicate.

 ..............................................................................
                            ^Fold and Detach Here^

------------------------------------------------------------------------------
IF YOU WISH TO VOTE BY TELEPHONE IN THE UNITED STATES, PUERTO RICO OR CANADA, PLEASE FOLLOW THE INSTRUCTIONS BELOW. IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR CARD BY MAIL.
------------------------------------------------------------------------------

HAVE YOUR VOTING DIRECTION CARD IN HAND.

TO VOTE BY PHONE THROUGH OUR TABULATOR, CHASEMELLON SHAREHOLDER SERVICES,
L.L.C.:

 o On a touch-tone telephone call Toll Free 1-800-840-1208 -- 24 hours a day -- 7 days a week.
 o Enter your eleven-digit Control Number which is indicated below.

------------------------------------------------------------------------------
Option 1: To vote as the Board of Directors recommends, press 1. If you wish to vote separately for the Election of Directors and Proposal 1, press 0.
------------------------------------------------------------------------------
  When you press 1, your vote will be confirmed and cast as you directed. END OF CALL
------------------------------------------------------------------------------
Option 2: If you chose to vote separately for the Election of Directors and Proposal 1, you will hear the following instructions:

  Election of   To VOTE FOR ALL nominees, press 1;
  Directors:    To WITHHOLD FOR ALL nominees, press 9;
                To WITHHOLD FOR AN INDIVIDUAL nominee, press 0, enter the two digit number that appears next to the name of the nominee for whom you DO NOT wish to vote.

  Proposal 1:   You may make your selection at any time.
                To vote FOR, press 1;
                To vote AGAINST, press 9;
                To ABSTAIN, press 0.
------------------------------------------------------------------------------

Your vote will be repeated and you will have an opportunity to confirm it.

                              THANK YOU FOR VOTING